INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of October 7, 2011, and entered into by and between WELLS FARGO GAMING CAPITAL, LLC, a Delaware limited liability company, in its capacity as agent under the First Lien Documents (as hereinafter defined), including its successors and assigns in such capacity from time to time (“First Lien Agent”) and LOUISE H. ROGERS, as her separate property, as lender under the Rogers Documents (as defined below), including her successors and assigns (including any trust holding any of her assets or property and her estate, if any) (“Rogers”).

RECITALS

Reference is made to that certain Credit Agreement, of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Nevada Gold & Casinos, Inc., a Nevada corporation (“Parent”), NG Washington, LLC, a Washington limited liability company (“NGWI”), NG Washington II, LLC, a Washington limited liability company (“NGWII”), and NG Washington III, LLC, a Washington limited liability company (“NGWIII,” and together with NGWI and NGWII, are referred to hereinafter each individually as a “Borrower” and, individually and collectively, jointly and severally, as the “Borrowers”), the lenders party to the First Lien Credit Agreement as “Lenders” (each of such Lenders, together with their successors and permitted assigns, are referred to hereinafter as a “First Lien Lender”), and First Lien Agent, providing for a term loan facility pursuant to which such First Lien Lenders have or may provide other financial accommodations to Borrower.  The obligation of Borrowers to repay such financial accommodations under the First Lien Credit Agreement is guaranteed by Parent and the other Guarantors (as hereinafter defined).  A true copy of the First Lien Credit Agreement, along with all Schedules and Exhibits, has been or shall be provided to Sharon E. Conway, counsel for Rogers, promptly after execution of that document by all parties, and all capitalized terms in this Agreement not defined in this Agreement shall have the meanings set forth in the First Lien Credit Agreement and Schedule 1.1 to the First Lien Credit Agreement, which are incorporated by reference into this Agreement by reference for all purposes as if fully set forth at length;

Reference is made to that certain Amended and Restated Promissory Note, dated as of July 7, 2009 (as amended, restated, supplemented, or otherwise modified from time to time through the date hereof, the “Rogers Promissory Note”), executed by Parent in favor of Rogers in the original principal amount of $6,000,000.  The obligation of Parent to repay amounts owing under the Rogers Promissory Note is guaranteed by certain of Parent’s Subsidiaries that are not Borrowers or Guarantors under the First Lien Documents or Immaterial Subsidiaries (as defined below) (such Subsidiaries, the “First Lien Excluded Subsidiaries,” as further defined below);

The obligations of (a) Borrowers and the Guarantors under the First Lien Documents are to be secured on a first priority basis by Liens on substantially all of the assets of Borrowers and the Guarantors, including the Equity Interests in NGWI (the “NGWI Equity Interests,” as further defined below); and (b) Parent and the First Lien Excluded Subsidiaries under the Rogers Documents are secured on a first priority basis by Liens on the Equity Interests of the First Lien Excluded Subsidiaries and substantially all of the assets of the First Lien Excluded Subsidiaries and are to be secured on second priority basis by Liens on the NGWI Equity Interests; and

First Lien Agent, for itself and on behalf of the First Lien Claimholders, and Rogers desire to enter into this Agreement to (a) confirm the relative priority of their respective security interests in the NGWI Equity Interests, and (b) address certain other matters.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1           Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“Bank Product Obligations” has the meaning set forth in the First Lien Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Borrower” and “Borrowers” have the respective meanings set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in Los Angeles, California, are authorized or required by law to close.

“Equity Interests” means, with respect to a person, all of the shares, membership interests, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security.”

“First Lien Agent” has the meaning set forth in the preamble to this Agreement.

“First Lien Claimholders” means, as of any date of determination, the holders of the First Lien Debt at that time, including (a) First Lien Agent, (b) the First Lien Lenders, and (c) the Bank Product Providers.

“First Lien Collateral Documents” means the “Guaranty and Security Agreement” as that term is defined in the First Lien Credit Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First Lien Debt or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“First Lien Debt” means all Obligations (as that term is defined in the First Lien Credit Agreement) and all other amounts owing, due, or secured under the terms of any First Lien Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, all Bank Product Obligations, all obligations to provide cash collateral in respect of Bank Product Obligations or indemnities in respect thereof, and any other indemnities or guarantees (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Parent or any of its Subsidiaries, or that would have accrued or become due under the terms of the First Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“First Lien Documents” means the First Lien Credit Agreement, the First Lien Collateral Documents, and each of the other “Loan Documents” (as that term is defined in the First Lien Credit Agreement).

“First Lien Excluded Subsidiaries” means CGC Holdings LLC, Colorado Grande Enterprises, Inc., Nevada Gold BVR, L.L.C., and Gold Mountain Development, LLC.

“First Lien Lenders” has the meaning set forth in the recitals to this Agreement.

“Guarantors” means Parent and each of its Subsidiaries other than the First Lien Excluded Subsidiaries and the Immaterial Subsidiaries.

“Immaterial Subsidiaries” means Nevada Gold Vicksburg, LLC, Nevada Gold NY, Inc., Nevada Gold Management Services, Inc., Texas City Limits, LLC, Gold River, LLC, and Black Hawk Gold, Ltd.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other federal, state, or foreign law for the relief of debtors or affecting creditors’ rights generally with respect to Parent or any of its Subsidiaries; (b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to Parent or any of its Subsidiaries or with respect to a material portion of its assets; (c) any liquidation, dissolution, or winding up of Parent or any of its Subsidiaries whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Parent or any of its Subsidiaries.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever.

“NGWI” has the meaning set forth in the recitals to this Agreement.

“NGWI Equity Interests” means all of the Equity Interests in NGWI (whether owned by Parent or any other person).

“Obligations” has the meaning set forth in the First Lien Credit Agreement.

“Parent” has the meaning set forth in the recitals to this Agreement.

“Payment in Full of First Lien Debt” means (a) payment in U.S. Dollars in full in cash or immediately available funds of all of the First Lien Debt (other than outstanding Bank Product Obligations and other than unasserted contingent indemnification obligations); (b) termination or expiration of all commitments, if any, of the First Lien Lenders to extend credit to Borrowers; and (c) termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the First Lien Credit Agreement) in respect of, all Bank Product Obligations.

“Purchase Notice” has the meaning set forth in Section 5.1.

“Rogers” has the meaning set forth in the preamble to this Agreement.

“Rogers Collateral Documents” means the Rogers Security Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Rogers Debt or under which rights or remedies with respect to such Liens are governed.

“Rogers Debt” means all amounts owing, due, or secured under the terms of the Rogers Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, indemnities, guarantees (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Parent or any of its Subsidiaries, or that would have accrued or become due under the terms of the Rogers Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Rogers Documents” means the Rogers Promissory Note and the Rogers Collateral Documents.

“Rogers Promissory Note” has the meaning set forth in the recitals to this Agreement.

“Rogers Security Agreement” means that certain July 2009 Amended and Restated Security Agreement, dated as of July 7, 2009, by and among Rogers, Parent, and the First Lien Excluded Subsidiaries.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“UCC” means the Uniform Commercial Code (or any similar or comparable legislation) as in effect in any applicable jurisdiction.

1.2         Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, governmental authority, or other entity.  The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise: (a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, refinanced, refunded, or replaced, and (b) any definition of or reference to First Lien Debt shall be construed as referring to the First Lien Debt as from time to time amended, restated, supplemented, modified, renewed, extended, refinanced, refunded, or replaced.

SECTION 2. Lien Priorities.

2.1         Relative Priorities.  Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens in the NGWI Equity Interests securing the Rogers Debt or of any Liens in the NGWI Equity Interests securing the First Lien Debt – including, in each case, notwithstanding whether any such Lien is granted (or secures First Lien Debt or Rogers Debt relating to the period) before or after the commencement of any Insolvency Proceeding – and notwithstanding any contrary provision of the UCC or any other applicable law or the Rogers Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the First Lien Debt, or any other circumstance whatsoever, First Lien Agent and Rogers hereby agree that: (a) any Lien with respect to the NGWI Equity Interests securing any First Lien Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, First Lien Agent or any other First Lien Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior to any Lien with respect to the NGWI Equity Interests securing any Rogers Debt; and (b) any Lien with respect to the NGWI Equity Interests securing any Rogers Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, Rogers or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the NGWI Equity Interests securing any First Lien Debt.

2.2         New Liens.  So long as the Payment in Full of First Lien Debt has not occurred, the parties hereto agree that no Borrower, Guarantor or Immaterial Subsidiary shall grant or permit any additional Liens on any asset to secure any Rogers Debt without the express written consent of the First Lien Claimholder.

SECTION 3. Exercise of Remedies.

Until the Payment in Full of First Lien Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against Parent or any of its Subsidiaries, Rogers will not (a) exercise or seek to exercise any rights or remedies (including any secured creditor remedies) with respect to the NGWI Equity Interests, or (b) contest, protest, or object to any exercise of rights or remedies or forbearance from the exercise of any rights or remedies with respect to the NGWI Equity Interests by any First Lien Claimholder.  In connection with any exercise of rights or remedies with respect to the NGWI Equity Interests, the First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  The foregoing to the contrary notwithstanding, Rogers may (i) take any action (not adverse to the priority status of the Liens on the NGWI Equity Interests securing the First Lien Debt, or the rights of any First Lien Claimholder to exercise rights or remedies with respect to the NGWI Equity Interests) in order to create or perfect her Liens in and to the NGWI Equity Interests, or (ii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Rogers, including any claims secured by the NGWI Equity Interests, if any.

SECTION 4. Proceeds.

4.1           Application of Proceeds.  Regardless of whether an Insolvency Proceeding has been commenced by or against Parent or any of its Subsidiaries, any proceeds of the NGWI Equity Interests received in connection with any exercise of rights or remedies (including any secured creditor remedies) and any proceeds of the NGWI Equity Interests received (or amounts distributed on account of the Liens on the NGWI Equity Interests) in connection with any Insolvency Proceeding involving Parent or its Subsidiaries (at such time as such NGWI Equity Interests or proceeds or other amounts have been monetized) shall be applied (a) first, to the payment in full in cash or cash collateralization of the First Lien Debt in accordance with the First Lien Documents, and (c) second, to the payment in full in cash of the Rogers Debt in accordance with the Rogers Documents.

4.2           Turnover.  Until the Payment in Full of First Lien Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against Parent or any of its Subsidiaries), any NGWI Equity Interests or proceeds thereof received by Rogers (a) as a result of Rogers’ collusion with Parent or any of its Subsidiaries in violating the rights of any First Lien Claimholder under this Agreement, or (b) otherwise in violation of the terms of this Agreement, shall be segregated and held in trust and forthwith paid over to First Lien Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

SECTION 5. Purchase Option.

5.1           Purchase Option.  First Lien Agent agrees to give Rogers five days notice prior to its initial exercise of secured creditor remedies with respect to all or a material portion of the NGWI Equity Interests, but First Lien Agent’s failure to give such notice shall not result in any liability to First Lien Agent or impair the Lien priorities and other benefits provided to the First Lien Claimholders in this Agreement.  If First Lien Agent exercises any secured creditor remedies with respect to all or any material portion of the NGWI Equity Interests, then Rogers (acting in her individual capacity or through one or more affiliates) shall have the right, but not the obligation, upon five Business Days prior written notice (the “Purchase Notice”) from Rogers to First Lien Agent to acquire from First Lien Claimholders all (but not less than all) of the right, title, and interest of First Lien Claimholders in and to the First Lien Priority and the First Lien Documents.  The Purchase Notice, if given, shall be irrevocable.

5.2           Purchase and Sale.  On the date specified by Rogers in the Purchase Notice (which shall not be more than five Business Days after the receipt by First Lien Agent of the Purchase Notice), First Lien Claimholders shall sell to Rogers and Rogers shall purchase from First Lien Claimholders, the First Lien Debt.

5.3           Purchase Price.  On the date of such purchase and sale, Rogers shall

(a)           pay to First Lien Agent, for the benefit of First Lien Claimholders, as the purchase price therefor, the full amount of all the First Lien Debt (other than indemnification obligations for which no claim or demand for payment has been made at such time, and other than First Lien Debt cash collateralized in accordance with clause (a)(ii) below) then outstanding and unpaid,

(b)           furnish cash collateral to First Lien Agent in such amounts as First Lien Agent determines is reasonably necessary to secure First Lien Agent and First Lien Claimholders in respect of (A) Bank Product Obligations (such cash collateral shall be applied to the reimbursement of the Bank Product Obligations as and when such obligations become due and payable and, at such time as all of the Bank Product Obligations are paid in full, the remaining cash collateral held by First Lien Agent in respect of Bank Product Obligations shall be remitted to Rogers), and (B) any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the First Lien Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by First Lien Agent in respect of indemnification obligations shall be remitted to Rogers), and

(c)           pay to First Lien Agent and the other First Lien Claimholders the amount of all expenses to the extent earned or due and payable in accordance with the First Lien Documents (including the reimbursement of attorneys fees, financial examination expenses, and appraisal fees).

5.4           Wire Transfer; Calculation of Interest. Such purchase price and cash collateral shall be remitted by wire transfer of federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to Rogers for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Rogers to the bank account designated by First Lien Agent are received in such bank account prior to 11:00 a.m., California time, and interest shall be calculated to and including such Business Day if the amounts so paid by Rogers to the bank account designated by First Lien Agent are received in such bank account later than 11:00 a.m., California time.

5.5           Prepayment Premium.  Anything contained in this paragraph to the contrary notwithstanding, in the event that (a) Rogers receives all or a portion of any prepayment premium, make-whole obligation, or early termination fee payable pursuant to the First Lien Documents in cash, (b) all First Lien Debt purchased by Rogers including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys fees and legal expenses), is repaid in full in cash, and (c) the First Lien Credit Agreement is terminated, in each case, within 180 days following the date on which Rogers pays the purchase price described in Section 5.3, then, within three Business Days after receipt by Rogers of such amounts, Rogers shall pay a supplemental purchase price to First Lien Agent, for the benefit of First Lien Claimholders, in respect of their purchase under this Section 5 in an amount equal to the portion of the prepayment premium, make-whole obligation or early termination fee received by Rogers to which First Lien Claimholders would have been entitled to receive had the purchase under this Section 5 not occurred.

5.6           No Representation or Warranty.  Such purchase shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement and shall be expressly made without representation or warranty of any kind by First Lien Agent and the other First Lien Claimholders as to the First Lien Debt so purchased, or otherwise, and without recourse to First Lien Agent or any other First Lien Claimholder, except that each First Lien Claimholder shall represent and warrant:  (a) that the amount quoted by such First Lien Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (b) it owns, or has the right to transfer to Rogers, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

5.7           Resignation as Agent; Indemnification Rights.  In the event that Rogers exercises and consummates the purchase option set forth in this Section 5, (a) First Lien Agent shall have the right, but not the obligation, to immediately resign as administrative agent under the First Lien Credit Agreement, and (b) Rogers shall have the right, but not the obligation, to require First Lien Agent to immediately resign as administrative agent under the First Lien Credit Agreement.  In the event that Rogers exercises and consummates the purchase option set forth in this Section 5, the First Lien Claimholders shall retain their indemnification rights under the First Lien Credit Agreement for actions or other matters arising on or prior to the date of such purchase.

SECTION 6. Miscellaneous.

6.1           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the First Lien Documents or any of the Rogers Documents, the provisions of this Agreement shall govern and control.

6.2           Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by all of the parties hereto.  This is a continuing agreement of lien subordination and First Lien Claimholders may continue, at any time, without notice to Rogers, to extend credit and other financial accommodations to or for the benefit of Parent or any of its Subsidiaries constituting First Lien Debt in reliance hereof.  First Lien Agent and the other First Lien Claimholders may, at any time and from time to time in accordance with the First Lien Documents or applicable law, without the consent of, and without notice to, Rogers, without incurring any liabilities to Rogers and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Rogers is affected, impaired, or extinguished thereby) amend, renew, exchange, extend, modify, or supplement or increase in any manner any Liens held by First Lien Agent or any other First Lien Claimholder, the First Lien Debt, or any of the First Lien Documents.  Rogers hereby waives any right she may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  The provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.  All references to Parent or any of its Subsidiaries shall include any such person as debtor and debtor-in-possession and any receiver or trustee for such person in any Insolvency Proceeding.

6.3           Amendments; Waivers.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

6.4           Notices.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth on the signature pages hereof or as may be designated by such party in a written notice to all of the other parties.

6.5           APPLICABLE LAW.  THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM").  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.6           ADVICE OF COUNSEL.  ROGERS ACKNOWLEDGES AND REPRESENTS THAT SHE HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT.

6.7           Binding on Successors and Assigns.  This Agreement shall be binding upon First Lien Agent, First Lien Claimholders, Rogers, and their respective successors and assigns (including any trust holding any of assets or properties of such persons and any estates (if any) of such persons).

6.8           No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of First Lien Claimholders and Rogers.  In no event shall Parent or any of its Subsidiaries be a third party beneficiary of this Agreement or have any rights hereunder.

6.9           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of First Lien Agent and the other First Lien Claimholders, on the one hand, and Rogers on the other hand.  Nothing in this Agreement shall impair, as between Parent or any of its Subsidiaries and First Lien Agent and the other First Lien Claimholders, or as between Parent or any of its Subsidiaries and Rogers, any obligations of Parent or its Subsidiaries to pay principal, interest, fees and other amounts as provided in the First Lien Documents and the Rogers Documents, respectively.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS FARGO GAMING CAPITAL, LLC,
a Delaware limited liability company,
as First Lien Agent

By: /s/ Everardo Gomez

Printed Name: Everardo Gomez

Title: Its Authorized Signatory

Addresses for WFGC Notices:	with a copy contemporaneously sent to:

WELLS FARGO GAMING CAPITAL, LLC	PAUL HASTINGS LLP
333 South Grand Avenue, 12th Floor	515 S. Flower Street
Los Angeles, CA 90071	Twenty-fifth Floor
Attn: Everardo Gomez	Los Angeles, California 90071
Fax No.: (877) 302-7024	Attn: John Francis Hilson, Esq.
Fax No.: (213) 996-3300

/s/ Louise H. Rogers
LOUISE H. ROGERS, as her separate property

Addresses for Rogers Notices:	with a copy contemporaneously sent to:

Sharon E. Conway	Louise H. Rogers, as her separate property
ATTORNEY AT LAW	2512 Alta Mira
2441 High Timbers, Suite 410	Tyler, Texas 75701-7301
The Woodlands, Texas 77380-1052	Fax: (903) 593-9390
Fax: (281) 754-4685
E-mail: SConway@SConwayLaw.com

ACKNOWLEDGMENT

Parent and each of Parent’s undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and (1) agree to recognize all rights granted by the Initial Intercreditor Agreement to First Lien Agent, the other First Lien Claimholders, and Rogers; (2) agree to waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of NGWI Equity Interests in accordance with the provisions of the Initial Intercreditor Agreement; and (3) agree that they will not do any act or perform any obligation that is not in accordance with the agreements set forth in the Initial Intercreditor Agreement.  Parent and each of Parent’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

NG WASHINGTON, LLC,
a Washington limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG WASHINGTON II, LLC,
a Washington limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG WASHINGTON II HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG WASHINGTON III, LLC,
a Washington limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG SOUTH DAKOTA, LLC,
a South Dakota limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NEVADA GOLD SPEEDWAY, LLC,
a Nevada limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NEVADA GOLD & CASINOS, INC.,
a Nevada corporation

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	CEO

GOLD MOUNTAIN DEVELOPMENT, L.L.C.
a Colorado limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

CGC HOLDINGS, L.L.C.
a Colorado limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

COLORADO GRANDE ENTERPRISES, INC.
a Colorado corporation

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	CEO and President

NEVADA GOLD BVR, L.L.C.
a Nevada corporation

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

ADDENDUM TO THE INTERCREDITOR AGREEMENT
between Louise H. Rogers and Wells Fargo Gaming Capital, LLC dated in October 2011

Louise H. Rogers acknowledges and represents for the benefit of each of the First Lien Claimholders that the First Lien Debt is her sole and separate property and that she has the sole power to agree to the lien subordination and other provisions set forth in the Intercreditor Agreement.

/s/ Louise H. Rogers	October 4, 2011
Louise H. Rogers, as her separate property	Date of Signature